Exhibit 1

JOINT FILING UNDERTAKING

The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) relating to the Common Stock of BWAY Holding Company is being filed jointly on behalf of each of them with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.

VALUEACT SMALLCAP MASTER FUND, L.P. by VA SMALLCAP PARTNERS, LLC, its General Partner

	By:	/s/ David Lockwood
Dated: September 1, 2009		David Lockwood, Managing Member

VA SMALLCAP PARTNERS, LLC

	By:	/s/ David Lockwood
Dated: September 1, 2009		David Lockwood, Managing Member

VALUEACT SMALLCAP MANAGEMENT, L.P. by VALUEACT SMALLCAP MANAGEMENT, LLC, its General Partner

	By:	/s/ David Lockwood
Dated: September 1, 2009		David Lockwood, Managing Member

VALUEACT SMALLCAP MANAGEMENT, LLC

	By:	/s/ David Lockwood
Dated: September 1, 2009		David Lockwood, Managing Member

	By:	/s/ David Lockwood
Dated: September 1, 2009		David Lockwood, Managing Member